Exhibit 4.1

CAMERON INTERNATIONAL CORPORATION
as Issuer

SUNTRUST BANK,
as Trustee

2.50% Convertible Senior Notes due 2026

INDENTURE

Dated as of May 26, 2006

i

ii

iii

INDENTURE dated as of May 26, 2006 between CAMERON INTERNATIONAL CORPORATION, a Delaware corporation (the “Company”), and SUNTRUST BANK, a Georgia banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 2.50% Convertible Senior Notes due 2026:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                        Definitions.

“Act” when used with respect to the Holders shall have the meaning set forth in Section 1.4(a).

“Additional Securities” means the 2.50% Convertible Senior Notes due 2026 issuable from time to time following the Closing Date and the Option Closing Date by the Company pursuant to this Indenture.

“Additional Shares” shall have the meaning specified in Section 12.1(f).

“Adjustment Determination Date” shall have the meaning specified in Section 12.4(j).

“Adjustment Event” shall have the meaning specified in Section 12.4(j).

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.1(b).

“Applicable Conversion Rate” means the Conversion Rate on any Trading Day.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

 “Bankruptcy Law” means Title 11 of the United States Code, or any similar federal or State law for the relief of debtors.

 “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a resolution of the Board of Directors.

“Business Day” means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized by law or regulation to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, acquire or exchange, warrants, options, participations or other equivalents of or interests in (however designated) equity ownership interests issued by that Person.

“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Percentage” has the meaning set forth in Section 12.2(b).

“Cash Percentage Notice” has the meaning set forth in Section 12.2(b).

“Certificated Securities” means Securities that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 3 thereof.

“Closing Date” means the date of the closing of the initial issuance of an aggregate of $500 Million aggregate principal amount of Securities hereunder, May 26, 2006.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, $0.01 par value per share, of the Company as that stock exists on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President or a Senior Vice President.

“Conversion Agent” has the meaning set forth in Section 2.3.

“Conversion Date” has the meaning set forth in Section 12.2(c).

“Conversion Obligation” has the meaning specified in Section 12.1.

“Conversion Price” means, at any time, $1,000 divided by the Conversion Rate in effect at such time rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

“Conversion Rate” means initially 14.1328 shares per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Conversion Reference Period” means (a) for Securities that are converted during the period beginning on the 30th day prior to the Stated Maturity, the 30 consecutive Trading Days beginning on the third Trading Day following the Stated Maturity and (b) in all other instances, the 30 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

“Conversion Value” means, per $1,000 principal amount of Securities, the amount equal to the average of the products for each Trading Day of the Conversion Reference Period of (a) the Applicable Conversion Rate for such day multiplied by (b) the average of the Volume Weighted Average Price per share of the Common Stock on such day.

“Corporate Trust Office” means the office of the Trustee in New York City at which at any time its corporate trust business shall be administered for certain purposes of this Indenture which office at the date of the execution of this Indenture is located at 125 Broad Street, 3rd Floor, NY, NY 10004 c/o SunTrust Robinson Humphrey Capital Markets, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee in New York City (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Share Amounts” means, for each Trading Day of the Conversion Reference Period and each $1,000 principal amount of Securities surrendered for conversion, a number of shares of Common Stock (but in no event less than zero) determined by the following formula:

Volume Weighted Average Price	X	Conversion Rate in effect	-$1,000
per share of Common Stock for such Trading Day		on the Trading Day
Volume Weighted Average Price per share of Common Stock for such Trading Day x 30

“Default” means, when used with respect to the Securities, any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

“Distributed Property” shall have the meaning specified in Section 12.4(c).

“DTC” means The Depository Trust Company, a New York corporation.

“Effective Date” shall have the meaning specified in Section 12.1(f).

“Event of Default” has the meaning set forth in Section 8.1.

“Ex-Dividend Date” means, (a) with respect to Section 12.1, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer, and (b) in all other cases, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fundamental Change” means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock (or American Depositary Shares representing shares of common stock) that is: (a) listed on, or immediately after such transaction or event, will be listed on, a United States national securities exchange or (b) approved, or immediately after such transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

“Fundamental Change Company Notice” has the meaning set forth in Section 5.1(b).

“Fundamental Change Repurchase Date” has the meaning set forth in Section 5.1(a).

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 5.1(c).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 5.1(a).

“Global Securities” means Securities that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 3 thereof and that are deposited with the Depositary or its custodian and registered in the name of, the Depositary or its nominee.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” has the meaning set forth in Section 2.14.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“Initial Purchasers” means Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities.

“Interest Payment Date” has the meaning set forth in the Securities.

“Issue Date” of any Security means the date on which such Security was originally issued or deemed issued as set forth on the face of the Security.

“Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such other security is traded or, if the Common Stock or such other security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the Last Reported Sale Price shall be the last quoted bid price per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Directors of the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

“Legal Holiday” means any day other than a Business Day.

“Liquidated Damages Amount” has the meaning set forth in the Registration Rights Agreement. All references herein or in the Securities to interest accrued or payable as of any date shall include any Liquidated Damages Amount accrued or payable as of such date as provided in the Registration Rights Agreement.

“Market Disruption Event” means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled Trading Day for the Common Stock or other applicable security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or other applicable security or in any options, contracts or future contracts relating to the Common Stock or other applicable security, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Measurement Period” has the meaning specified in Section 12.1(a).

“Merger Event” has the meaning specified in Section 12.6.

“Non-Recourse Indebtedness” means indebtedness the terms of which provide that the lender’s claim for repayment of such indebtedness is limited solely to a claim against the property which secures such indebtedness.

“Notice of Conversion” has the meaning specified in Section 12.2(c).

“Notice of Default” has the meaning set forth in Section 8.1.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 13.4 and 13.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President or a Senior Vice President and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 6.3 shall be signed by the principal financial or accounting Officer of the Company and one other Officer.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 13.4 and 13.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

“Option Closing Date” shall mean the date of closing of, if any, pursuant to the option granted by the Company to the Initial Purchasers in the Purchase Agreement to purchase up to $75 Million aggregate principal amount of Securities, which shall be on or before the 30th day following the Closing Date.

“Outstanding Securities” has the meaning set forth in Section 2.8.

“Paying Agent” has the meaning set forth in Section 2.3.

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Principal Corporate Trust Office” means the principal corporate trust office of the Trustee which office at the date of execution of this Indenture is 25 Park Place, N.E., 24th Floor, Atlanta, GA 30303 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Purchase Agreement” means the Purchase Agreement dated as of May 23, 2006, among the Company and the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

“Redemption Price” has the meaning set forth in Section 3.1.

“Reference Property” has the meaning set forth in Section 12.6(a).

“Registrar” has the meaning set forth in Section 2.3.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 26, 2006, between the Company and the Initial Purchasers.

“Regular Record Date” has the meaning set forth in the Securities.

“Remaining Shares” has the meaning set forth in Section 12.2(a).

“Repurchase Date” has the meaning set forth in Section 4.1(a).

“Repurchase Notice” has the meaning set forth in Section 4.1(c).

“Repurchase Price” has the meaning set forth in Section 4.1(a).

“Required Cash Amount” has the meaning set forth in Section 12.2(a).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president or assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Security” means a Certificated Security which is a Transfer Restricted Security.

“Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

“Rights Plan” means that certain Rights Agreement dated as of May 1, 1995 between the Company and First Chicago Trust Company of New York, as rights agent, as amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security” or “Securities” means any of the Company’s 2.50% Convertible Senior Notes due 2026, as amended or supplemented from time to time, issued under this Indenture.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X (17 C.F.R. 210).

“Special Record Date” has the meaning set forth in the Securities.

“Spin-Off” has the meaning specified in Section 12.4(c).

“Stated Maturity”, when used with respect to any Security, means June 15, 2026.

“Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 12.1(d) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

“Subsidiary” means any Person of which at least a majority of the outstanding voting stock shall at the time directly or indirectly be owned by the Company or by one or more Subsidiaries thereof or by the Company and one or more Subsidiaries.

“TIA” means the United States Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange or, if the Common Stock or other applicable security is not listed on the New York Stock Exchange, the principal national securities exchange on which the Common Stock or other applicable security is listed, in open for trading or, if the Common Stock or other applicable security is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” with respect to the Securities, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Transfer Certificate” has the meaning set forth in Section 2.12(f).

“Transfer Restricted Security” has the meaning set forth in Section 2.12(f).

“Trigger Event” shall have the meaning specified in Section 12.4.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Unrestricted Certificated Security” means a Certificated Security that is not a Transfer Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Transfer Restricted Security.

“Volume Weighted Average Price” on any Trading Day means the price per share of the Common Stock as displayed on Bloomberg (or any successor service) page CAM <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time), on such Trading Day; or, if such price is not available, the market value per share of the Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

Section 1.2                        Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3                        Rules of Construction.

Unless the context otherwise requires:

(a)                                  a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

(c)                                  “or” is not exclusive;

(d)                                 “including” means including, without limitation;

(e)                                  words in the singular include the plural, and words in the plural include the singular; and

(f)                                    “all” includes “any” and “any” includes “all.”

Section 1.4                        Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 13.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register maintained by the Registrar.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)                                  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II
THE SECURITIES

Section 2.1                        Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a)                                  Restricted Global Securities. All of the Securities issued on the Closing Date and the Option Closing Date are being offered and sold to QIBs in reliance on Rule 144A and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited with the Trustee at its Principal Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b)                                 Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Securities stated thereon, but that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions of such Securities and the issuance of Additional Securities.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(c)                                  Certificated Securities. Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

Section 2.2                        Execution and Authentication.

The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

A Security bearing the manual or facsimile signature of an individual who was at the time of the execution of the Security an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such office(s) at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The amount of Securities which may be authenticated and delivered pursuant to this Indenture shall be unlimited. The Trustee initially shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $575,000,000 (which amount includes Securities issued upon exercise of the Initial Purchasers’ option provided for in the Purchase Agreement) upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 13.4 and Section 13.5). At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Additional Securities executed by the Company to the Trustee for authentication. Except as otherwise provided in this Article II, the Trustee shall thereupon authenticate and make available for delivery said Securities to or upon Company Order. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and shall be fully protected in relying upon:

(a)                                  in the case of the Securities to be authenticated and delivered on the Closing Date and the Option Closing Date, a copy of the Board Resolution in or pursuant to which the terms and form of the Securities were established, the issuance and sale of the Securities was authorized, this Indenture was authorized and specified Officers were authorized to establish the form and determine the terms of the Securities and the form of this Indenture, to execute the Securities and this Indenture on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, each certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate;

(b)                                 in the case of Additional Securities, a copy of the Board Resolution in or pursuant to which the issuance and sale of such Additional Securities was authorized and specified Officers were authorized to execute the Additional Securities on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, each certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate;

(c)                                  an Officers’ Certificate delivered in accordance with Sections 13.4 and 13.5; and

(d)                                 an Opinion of Counsel reasonably satisfactory to the Trustee.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any multiple of $1,000.

Section 2.3                        Registrar, Paying Agent, Conversion Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for redemption, repurchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Pursuant to Section 6.5, the Company will at all times maintain a Registrar, Paying Agent, and Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, New York City. The Registrar shall keep a register of the Securities and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5. The term Registrar includes co-registrars.

The Company shall enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Person is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

Section 2.4                        Paying Agent to Hold Cash and Securities in Trust.

Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of, or delivery of cash or Common Stock or Reference Property, or any combination thereof, upon conversion of, any Security, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) or with the Conversion Agent cash (in immediately available funds if deposited on the due date), and/or such number of shares of Common Stock and/or Reference Property in each case sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Paying Agent or Conversion Agent shall hold in trust for the benefit of Securityholders or the Trustee all cash, Common Stock and Reference Property, as applicable, held by such Paying Agent or Conversion Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment or delivery. If the Company, a Subsidiary or an Affiliate of any of them acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the money, Common Stock and Reference Property, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all cash, Common Stock and Reference Property, as applicable, held by it to the Trustee, and to account for any funds and Common Stock or Reference Property, as applicable, disbursed by it, and the Trustee may at any time during the continuance of any default, upon the written request to the Paying Agent or Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to forthwith pay to the Trustee all cash, Common Stock and Reference Property, as applicable, so held in trust. Upon doing so, the Paying Agent or Conversion Agent, as applicable, shall have no further liability for such cash, Common Stock or Reference Property, as applicable.

Section 2.5                        Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6                        Transfer and Exchange.

(a)                                  Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities in respect of which a Repurchase Notice or a Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased), (iii) any Securities surrendered for conversion (except, in the case of Securities to be converted in part, the portion thereof not converted), or (iv) any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b)                                 Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c)                                  Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so only if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7                        Replacement Securities.

If (a) any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article III or repurchased by the Company pursuant to Article IV or V, the Company in its discretion may, instead of issuing a new Security, pay, redeem or repurchase such Security, as the case may be to the Holder of record.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8                        Outstanding Securities; Determinations of Holders’ Action.

Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid, redeemed or repurchased pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination and are referred to herein as “Outstanding Securities.”

If a Security is replaced pursuant to Section 2.7, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide or protected purchaser unaware that such Security has been replaced.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on the Stated Maturity or a Redemption Date or on the Business Day immediately following a Repurchase Date or a Fundamental Change Repurchase Date, as the case may be, cash or securities, if permitted hereunder, sufficient to pay Securities payable, then immediately after such Stated Maturity, Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, as the case may be, such Securities shall cease to be outstanding and interest and Liquidated Damages Amount, if any, on such Securities shall cease to accrue.

If a Security is converted in accordance with Article XII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest and Liquidated Damages Amount, if any, on such Security shall cease to accrue.

Section 2.9                        Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10                  Cancellation.

All Securities surrendered for payment, repurchase by the Company pursuant to Articles IV or V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11                  Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment (whether in cash, Common Stock or Reference Property) of principal of, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, and interest and Liquidated Damages Amount, if any, on, the Security, for the purpose of receiving cash, Common Stock or Reference Property upon conversion and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. Notwithstanding anything else herein contained, neither the Company nor the Trustee shall have any responsibility or obligation with respect to (a) the accuracy of the records of any Depositary or any other person with respect to any ownership interest in the Global Securities, (b) the delivery to any person, other than a Holder, of any notice with respect to the Global Securities, including any notice of redemption or refunding, (c) the selection of the particular portions of Global Securities to be redeemed or refunded in the event of a partial redemption or refunding of part of the Outstanding Securities or (d) the payment to any person, other than a Holder, of any amount with respect to (i) the principal of, redemption premium, if any, or interest on the Global Securities, (ii) any Repurchase Price or Fundamental Change Repurchase Price, or (iii) any Liquidated Damages Amount.

Section 2.12                  Additional Transfer and Exchange Requirements.

(a)                                  Transfer and Exchange of Global Securities.

(i)                                     Certificated Securities shall be issued in exchange for interests in the Global

Securities only if (y) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation and a successor Depositary is not appointed by the Company within 90 days, or (z) an Event of Default has occurred and is continuing and the Depositary notifies the Trustee of its decision to exchange the Global Securities for Certificated Securities. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(ii)                                  Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b)                                 Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x)                                   to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y)                                 to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

(ii)                                  in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)                              if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(B)                                if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act or in compliance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(C)                                if such Restricted Certificated Security is being issued to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), a certificate to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities in the form obtained from the Company;

(D)                               if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 pursuant to and in compliance with an exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and if the Company or the Registrar so requests, a customary Opinion of Counsel, and such certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

(c)                                  Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i)                                     if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

(ii)                                  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary Opinion of Counsel, and such certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act, the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d)                                 Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depository or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

(i)                                     a certification from the Holder (in substantially the form set forth in the Transfer

Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A; or

(ii)                                  a certification from the Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred in compliance with Rule 904 under the Act; or

(iii)                               a certification from the Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act) and a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities in the form obtained from the Company.

The Registrar shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e)                                  Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities or interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x)                                   to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

(y)                                 to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a);

(ii)                                  in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)                              if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(B)                                if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Registrar so requests, a customary Opinion of Counsel, and such certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under of the Securities Act;

(iii)                               in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following information and documents, as applicable:

(A)                              if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(B)                                if such Restricted Certificated Security is being transferred in compliance with Rule 904 under the Act, certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(C)                                if such Restricted Certificated Security is being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act), certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate) and a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities in the form obtained from the Company;

(iv)                              in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

(v)                                 in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)                              if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(B)                                if such Unrestricted Certificated Security is being transferred in compliance with Rule 904 under the Act, certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(C)                                if such Unrestricted Certificated Security is being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate) and a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities in the form obtained from the Company;

(f)                                    Legends.

(i)                                     Except as permitted by the following paragraphs (ii), (iii) and (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A attached hereto (each a “Transfer Restricted Security”), for so long as it is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a “Transfer Certificate”) in substantially the form called for by footnote 6 to Exhibit A attached hereto.

(ii)                                  Upon any sale or transfer of a Transfer Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

(A)                              in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(B)                                in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

(iii)                               Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (i) above, the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(iv)                              After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or a Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and, pursuant to and upon receipt of a Company Order, the Trustee shall authenticate and deliver, Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(v)                                 Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issued upon conversion of the Securities shall bear the legend in substantially the form called for by Exhibit B attached hereto.

(g)                                 Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.10.

Section 2.13                  CUSIP Numbers.

The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.14                  Ranking.

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company; and ranking equally with existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness.

For purposes of this Section 2.14 and Section 8.1 only, “Indebtedness” means, without duplication, the principal or face amount of:

(a)                                  all obligations for borrowed money;

(b)                                 all obligations evidenced by bonds, debentures, notes or other similar instruments;

(c)                                  all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

(d)                                 all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

(e)                                  all obligations as lessee which are capitalized in accordance with generally accepted accounting principles; and

(f)                                    all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

ARTICLE III
REDEMPTION

Section 3.1                        The Company’s Right to Redeem; Notice to Trustee.

Prior to June 20, 2011, the Securities will not be redeemable at the Company’s option. Beginning on June 20, 2011, the Company, at its option, may redeem the Securities in accordance with this Article III for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of Securities to be redeemed plus any accrued and unpaid interest and Liquidated Damages Amount, if any, on those Securities to, but not including, the Redemption Date (the “Redemption Price”).

In the event that the Company elects to redeem the Securities on a date that is on or after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest and Liquidated Damages Amount, if any, to the same Holder to whom the Company pays the principal of such Security regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding such Redemption Date and, if the Holder to whom the Company pays the principal, interest and Liquidation Damages Amount, if any, was not the registered Holder on the Regular Record Date, such payment shall be in lieu of payment to the registered Holder on such Regular Record Date.

If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee by a Company Order at least 35 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.2                        Selection of Securities to Be Redeemed.

If fewer than all of the outstanding Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by any other method the Trustee considers fair and appropriate in its sole discretion. The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.1 from Outstanding Securities not previously called for redemption. In the case of Global Securities, the Securities to be redeemed shall be selected in accordance with the Applicable Procedures.

Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date even if the Securities are not otherwise convertible at that time. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.3                        Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice of redemption shall identify the Securities to be redeemed and shall state:

(a)                                  the Redemption Date;

(b)                                 the Redemption Price;

(c)                                  the Conversion Rate;

(d)                                 the name and address of the Paying Agent and Conversion Agent;

(e)                                  that Securities called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the Business Day preceding the Redemption Date;

(f)                                    that Holders who want to convert their Securities must satisfy the requirements set forth in Article XII;

(g)                                 that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(h)                                 in the case of any Security redeemed in part, that the Holder of such Security will receive a new Security or Securities, of authorized denominations for the principal amount thereof remaining unredeemed;

(i)                                     if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(j)                                     that, unless the Company defaults in making payment of such Redemption Price, interest and Liquidated Damages Amount, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date;

(k)                                  the CUSIP number(s) of the Securities to be redeemed; and

(l)                                     any other information the Company determines to include at the discretion of the Company.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3; and provided, further, that the text of the notice of redemption shall be prepared by the Company.

Section 3.4                        Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

Section 3.5                        Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof which are to be redeemed as of such Redemption Date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Securities for which notice of redemption is given, then, on such Redemption Date, such Securities will cease to be outstanding and interest and Liquidated Damages Amount, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

Section 3.6                        Securities Redeemed in Part.

Any Certificated Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Security surrendered.

Section 3.7                        Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Securities or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company.

ARTICLE IV
REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS
ON SPECIFIC DATES

Section 4.1                        Optional Put.

(a)                                  Securities shall be repurchased by the Company, at the option of the Holder thereof, on June 15, 2011, June 15, 2016 and June 15, 2021 (each, a “Repurchase Date”), at a repurchase price equal to 100% of the principal amount of those Securities plus accrued and unpaid interest and Liquidated Damages Amount, if any, to, but not including, such Repurchase Date (the “Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 4.1(c).

(b)                                 No later than 20 Business Days prior to each Repurchase Date, the Company shall mail a written notice of the repurchase right by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Holder and shall briefly state, as applicable:

(i)                                     the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;

(ii)                                  the Repurchase Date;

(iii)                               the Repurchase Price;

(iv)                              the name and address of the Paying Agent and the Conversion Agent;

(v)                                 the Conversion Rate and any adjustments thereto;

(vi)                              that the Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(vii)                           that the Securities must be surrendered to the Paying Agent to collect payment;

(viii)                        that the Repurchase Price for any Security as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security;

(ix)                                the procedures the Holder must follow to exercise its put right under this Section 4.1;

(x)                                   the conversion rights, if any, of the Securities;

(xi)                                the procedures for withdrawing a Repurchase Notice;

(xii)                             that, unless the Company defaults in making payment of such Repurchase Price, interest and Liquidated Damages Amount, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and

(xiii)                          the CUSIP number(s) of the Securities.

At the Company’s written request, the Trustee shall give the notice of the repurchase right in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of repurchase right must be given to the Holder in accordance with this Section 4.1(b); and provided, further, that the text of the notice of repurchase right shall be prepared by the Company.

(c)                                  A Holder may exercise its right specified in Section 4.1(a) upon delivery of a written notice of repurchase (a “Repurchase Notice”), substantially in the form of Exhibit C hereto, to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 25 Business Days immediately preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the fifth Business Day immediately preceding such Repurchase Date, stating:

(i)                                     the certificate number of the Security which the Holder will deliver to be repurchased if Certificated Securities have been issued;

(ii)                                  the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or a multiple of $1,000; and

(iii)                               that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 4.1, a portion of a Security, so long as the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security.

Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 4.1(c) shall have the right to withdraw such Repurchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.3.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

There shall be no purchase of any Securities pursuant to this Article IV if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Securities, of the required Repurchase Notice) and is continuing an Event of Default with respect to Securities of such series (other than a default in the payment of the Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default with respect to Securities of such series (other than a default in the payment of the Repurchase Price with respect to such Securities), in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 4.2                        Manner of Payment of Repurchase Price.

The Repurchase Price will be paid in cash.

Section 4.3                        Effect of Repurchase Notice.

Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 4.1(c), the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, specifying:

(a)                                  the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted;

(b)                                 the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(c)                                  the principal amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

Section 4.4                        Deposit of Repurchase Price.

Prior to 10:00 a.m., New York City time, on the applicable Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Repurchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Repurchase Date, cash sufficient to pay the Repurchase Price of all Securities for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 4.3, then, immediately after such Repurchase Date, such Securities will cease to be outstanding and interest and Liquidated Damages Amount, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Securities).

Section 4.5                        Securities Repurchased in Part.

Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

Section 4.6                        Covenant to Comply With Securities Laws Upon Repurchase of Securities.

When complying with the provisions of Section 4.1 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a)                                  comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

(b)                                 file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

(c)                                  otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article IV, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article IV.

Section 4.7                        Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.4 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE V
REPURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 5.1                        Fundamental Change Put.

(a)                                  General. If a Fundamental Change occurs, any Securities not previously repurchased, redeemed or converted by the Company shall be repurchased by the Company at the option of the Holder thereof at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest and Liquidated Damages Amount, if any, on those Securities to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 5.1(c). The fundamental change repurchase date must be not less than 20 nor more than 35 Business Days after the date of the mailing of the Fundamental Change Company Notice under Section 5.1 (b) (the “Fundamental Change Repurchase Date”).

(b)                                 Notice of Fundamental Change. No later than 20 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of Fundamental Change (the “Fundamental Change Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time. The notice shall briefly state, as applicable:

(i)                                     the events causing a Fundamental Change and the date of such Fundamental Change;

(ii)                                  that the Holder has a right to require the Company to repurchase the Holder’s

Securities;

(iii)                               the date by which the Fundamental Change Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change repurchase right;

(iv)                              the Fundamental Change Repurchase Date;

(v)                                 the Fundamental Change Repurchase Price;

(vi)                              the name and address of the Paying Agent and the Conversion Agent;

(vii)                           the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)                        that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix)                                that the Securities must be surrendered to the Paying Agent to collect payment;

(x)                                   that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security;

(xi)                                the procedures the Holder must follow to exercise its Fundamental Change repurchase right under this Section 5.1;

(xii)                             the conversion rights, if any, of the Securities;

(xiii)                          the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xiv)                         that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest and Liquidated Damages Amount, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xv)                            the CUSIP number(s) of the Securities.

At the Company’s written request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 5.1(b); provided, further, that the text of the Fundamental Change Company Notice shall be prepared by the Company.

(c)                                  Fundamental Change Repurchase Notice. A Holder may exercise its right specified in Section 5.1(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”), substantially in the form of Exhibit D hereto, to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, stating:

(i)                                     the certificate number of the Security which the Holder will deliver to be repurchased if Certificated Securities have been issued;

(ii)                                  the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 or a multiple of $1,000; and

(iii)                               that such Security shall be repurchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 5.1, a portion of a Security, so long as the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 5.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Security.

Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 5.1(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.3.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

There shall be no purchase of any Securities pursuant to this Article V if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Securities, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default with respect to Securities of such series (other than a default in the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default with respect to Securities of such series (other than a default in the payment of the Fundamental Change Repurchase Price with respect to such Securities), in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 5.2                        Manner of Payment of Fundamental Change Repurchase Price.

The Securities to be repurchased with respect to any Fundamental Change Repurchase Date pursuant to 5.1(a) will be paid in cash.

Section 5.3                        Effect of Fundamental Change Repurchase Notice.

Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 5.1(c), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)                                  the principal amount of the Security with respect to which such notice of withdrawal is being submitted;

(b)                                 the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted; and

(c)                                  the principal amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.

Section 5.4                        Deposit of Fundamental Change Repurchase Price.

Prior to 10:00 a.m., New York City time, on the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Fundamental Change Repurchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Fundamental Change Repurchase Date, cash sufficient to pay the Fundamental Change Repurchase Price of any Securities for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn pursuant to Section 5.3, then, immediately after such Fundamental Change Repurchase Date, such Securities will cease to be outstanding and interest and Liquidated Damages Amount, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Securities).

Section 5.5                        Securities Repurchased in Part.

Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

Section 5.6                        Covenant to Comply With Securities Laws Upon Repurchase of Securities.

When complying with the provisions of Section 5.1 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a)                                  comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

(b)                                 file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

(c)                                  otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article V to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article V, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article V.

Section 5.7                        Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.4 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date then, promptly after the Fundamental Change Repurchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE VI
COVENANTS

Section 6.1                        Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal amount, Redemption Price, Repurchase Price and Fundamental Change Repurchase Price and accrued and unpaid interest and Liquidated Damages Amount, if any, shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest and Liquidated Damages Amount, if any, at the rate borne by the Securities per annum. Except as otherwise specified, all references in this Indenture or the Securities to interest shall be deemed to include, without duplication, Liquidated Damages Amount, if any, payable pursuant to the Registration Rights Agreement.

Payment of the principal of and interest and Liquidated Damages Amount, if any, on the Securities shall be in cash.

Except as provided in the immediately succeeding paragraph, the Company shall pay interest and Liquidated Damages Amount, if any, on the Securities to the Person in whose name the Securities are registered at the close of business on the Regular Record Date next preceding the corresponding Interest Payment Date. Any such interest and Liquidated Damages Amount, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name the Securities are registered at the close of business on a Special Record Date for the payment of such defaulted interest and Liquidated Damages Amount, if any, to be fixed by the Trustee, notice whereof will be given to the Holders not less than 10 days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

If a Security is redeemed pursuant to Article III hereof or the Holder elects to require the Company to repurchase such Security pursuant to either Article IV or Article V hereof on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest and Liquidated Damages Amount, if any, accrued and unpaid on such Security to, but not including, the applicable Redemption Date, Repurchase Date or Fundamental Change Repurchase Date will be paid to the same Holder to whom the Company pays the principal of such Security regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding the applicable Redemption Date, Repurchase Date or Fundamental Change Repurchase Date.

Holders must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest and Liquidated Damages Amount, if any, on Certificated Securities will be made by (i) check mailed to the address of the Person entitled thereto as such address appears in the Register if such Securities have an aggregate principal amount of $1 million or less or (ii) either by check mailed to the address of the Person entitled thereto as such address appears in the Register or by wire transfer of immediately available funds to an account in the United States designated by such Person to the Registrar not later than the relevant record date if such Securities have an aggregate principal amount in excess of $1 million. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 6.2                        SEC and Other Reports to the Trustee.

The Company shall ensure delivery to the Trustee within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a); provided, however, that delivery may be effected in accordance with the provisions of Rule 19a-1 under the TIA if and during any time the Company is eligible thereunder; and further provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.3                        Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2006) a certificate executed by the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the knowledge of the signer thereof, the Company is in compliance with the terms, provisions and conditions of this Indenture and if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

Section 6.4                        Further Instruments and Acts.

Upon reasonable request of the Trustee, or as otherwise necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.5                        Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent.

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

Section 6.6                        Delivery of Information Required Under Rule 144A.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will make available the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such security was last acquired from the Company or an “affiliate” (as defined under Rule 144 under the Securities Act) of the Company. Whether a person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 6.7                        Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price in respect of Securities, or any interest and Liquidated Damages Amount, if any, on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.8                        Statement by Officers as to Default.

The Company shall deliver to the Trustee, as soon as practicable and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default or, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

Section 6.9                        Liquidated Damages.

If at any time any Liquidated Damages Amount become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the total Liquidated Damages Amount that is payable and (ii) the date on which such Liquidated Damages Amount is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages Amount is payable. If the Company has paid Liquidated Damages Amounts directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE VII
SUCCESSOR CORPORATION

Section 7.1                        When Company May Merge or Transfer Assets.

The Company shall not consolidate with, merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially in their entirety (computed with respect to the Company and its Subsidiaries on a consolidated basis) to any Person, unless:

(a)                                  either (i) the Company is the surviving entity or (ii) the successor or transferee (the “successor corporation”) is a corporation organized and existing under the laws of the United States, any State thereof, or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, the United Kingdom, Switzerland, Norway, the Netherlands or the Netherlands Antilles and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and the Indenture;

(b)                                 immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or the passage of time, or both, would become an Event of Default under this Indenture shall exist;

(c)                                  in the event that the Company or the surviving entity is organized in a jurisdiction other than the United States which is different from the jurisdiction in which the obligor on the Securities was organized immediately before giving effect to the transaction, (i) the Company or such surviving entity, as applicable, delivers to the Trustee an Opinion of Counsel stating that (A) the obligations of the Company or the surviving entity, as applicable, are enforceable under the laws of the new jurisdiction of its formation subject to customary exceptions and (B) the Holders of Securities will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the transaction and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction had not occurred, (ii) the Company or such surviving entity, as applicable, agrees in writing to submit to jurisdiction to the competent courts of the State of New York or the federal district court sitting in The City of New York and appoints an agent in the State of New York for the service of process, each under terms satisfactory to the Trustee and (iii) the Board of Directors of the Company or the comparable governing body of such surviving entity, as applicable, determines in good faith that such transaction will have no material adverse effect on any Holder of Securities and a Board Resolution (or its equivalent if the surviving entity is not a corporation) to that effect is delivered to the Trustee; and

(d)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Section 7.2                        Successor Corporation Substituted

Upon any consolidation with or merger into any corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially in their entirety in accordance with Section 7.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and in the case of a conveyance, transfer, or lease of the properties and assets of the Company substantially in their entirety, the Company shall be irrevocably released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

ARTICLE VIII
DEFAULTS AND REMEDIES

Section 8.1             Events of Default.

So long as any Securities are outstanding, each of the following shall be an “Event of Default”:

(a)           the Company defaults in the payment of any of the principal amount of the Securities, when the same become due and payable at maturity, upon redemption or pursuant to the exercise of a repurchase right under Article IV or Article V hereof;

(b)           the Company defaults in the payment of any accrued and unpaid interest and Liquidated Damages Amount, if any, in each case, when due and payable, and continuance of such default for a period of 30 days;

(c)           following the exercise by the Holder of the right to convert a Security pursuant to and in accordance with Article XII, the Company fails to deliver the cash, Common Stock, or any combination thereof, as applicable, upon conversion pursuant to Section 12.2(d);

(d)           the Company fails to provide the Fundamental Change Company Notice as required by this Indenture.

(e)           the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (a) through (d) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default (defined below);

(f)            the Company fails or any Significant Subsidiary fails to make any payment at maturity on any Indebtedness, including any applicable grace periods, in an amount in excess of $75,000,000 in the aggregate for all such Indebtedness and such amount has not been paid or discharged within 30 days after receipt by the Company of a Notice of Default;

(g)           a default by the Company or any Significant Subsidiary that results in the acceleration of maturity of any Indebtedness of the Company or any Significant Subsidiary (other than Non-Recourse Indebtedness), at any one time, in an amount in excess of $75,000,000 unless the acceleration is rescinded, stayed or annulled within 30 days after receipt by the Company of a Notice of Default;

(h)           the Company or any Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii)          consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)          makes a general assignment for the benefit of its creditors;

(v)           files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi)          consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(i)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any Significant Subsidiary, in an involuntary case or proceeding;

(ii)           appoints a Custodian of the Company or any Significant Subsidiary, or for any substantial part of its property; or

(iii)          orders the winding up or liquidation of the Company or any Significant Subsidiary,

(iv)          and the order of decree remains unstayed and in effect for 60 days.

A Default under clause (e), (f) or (g) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities notify the Company and the Trustee in writing, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (e), (f) or (g) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 8.2             Acceleration.

If an Event of Default (other than an Event of Default specified in Section 8.1(h) or (i)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities by written notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest and Liquidated Damages Amount, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately.

If an Event of Default specified in Section 8.1(h) or (i) occurs and is continuing, the principal amount plus accrued and unpaid interest and Liquidated Damages Amount, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree for payment of money under this Indenture or the Securities and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest and Liquidated Damages Amount, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 8.3             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest and Liquidated Damages Amount, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 8.4             Waiver of Past Defaults.

Subject to Sections 8.7 and 11.2, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default (or Event of Default) and its consequences except:

(a)           an Event of Default in the payment of the principal of, or any interest or Liquidated Damages Amount, if any, with respect to, any Security or the payment of any applicable Repurchase Price, Fundamental Change Repurchase Price or Redemption Price; or

(b)           a Default in respect of any provision of this Indenture or the Securities, which, under Section 11.2, cannot be amended or modified without the consent of each Securityholder affected thereby.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.5             Control by Majority.

The Holders of a majority in aggregate principal amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it. This Section 8.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.6             Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)           the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b)           the Holders of at least 25% in aggregate principal amount of the Outstanding Securities make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(e)           the Holders of a majority in aggregate principal amount of the Outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 8.7             Rights of Holders to Receive Payment or to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or interest and Liquidated Damages Amount, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and in this Indenture, and to convert such Securities in accordance with Article XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

Section 8.8             Collection Suit by Trustee.

If an Event of Default described in Section 8.1(a) or (b), occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

Section 8.9             Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or interest and Liquidated Damages Amount, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price, or interest and Liquidated Damages Amount, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10           Priorities.

(a)           If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 9.7;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or interest and Liquidated Damages Amount, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 8.11           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Securities. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.12           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE IX
TRUSTEE

Section 9.1             Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this Section (c) does not limit the effect of Section (b) of this Section 9.1;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5; and

(iv)          the Trustee shall not be liable for disclosure relating to the offering or sale of the Securities.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA, respectively, and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 9.1.

(e)           The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity or security satisfactory to it against any loss, liability or expense.

(f)            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 9.2             Rights of Trustee.

Subject to its duties and responsibilities under Section 9.1 and under the TIA,

(a)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request, receive and conclusively rely upon an Officers’ Certificate or an Opinion of Counsel;

(c)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e)           the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

(f)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(h)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)            the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Principal Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each officer, director and employee of the Trustee and each agent, custodian and other person employed to act hereunder; and

(k)           the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 9.3             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11.

Section 9.4             Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the compliance by the Company or any Holder with any federal or state securities laws or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 9.5             Notice of Defaults.

If a Default occurs and if it is actually known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived before the giving of such notice.

Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 9.6             Reports by Trustee to Holders.

Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such June 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

The Company agrees to notify the Trustee promptly in writing whenever the Securities become listed on any securities exchange and of any delisting thereof.

Section 9.7             Compensation and Indemnity.

The Company agrees to:

(a)           pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or willful misconduct or bad faith; and

(c)           fully indemnify, defend and hold harmless the Trustee, any predecessor Trustee and each of their directors, officers, employees and agents for, and to hold each of them harmless against, any and all loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct or bad faith on the part of the Person so indemnified, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any powers or duties hereunder, or in connection with enforcing the provisions of this Section 9.7.

The Trustee shall notify the Company promptly of any claim for which it may seek indemnity hereunder; provided, that a failure to notify shall not relieve the Company of its obligations hereunder except to the extent the Company is materially prejudiced by such failure. The Trustee shall have the right to employ one separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ such separate counsel at the expense of the Company if in the reasonable judgment of the outside counsel to the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

To secure the Company’s payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Securities, which it may exercise by right of set-off, on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Redemption Price, Repurchase Price,

Fundamental Change Repurchase Price or interest and Liquidated Damages Amount, if any, as the case may be, on particular Securities.

Any amounts due and owing the Trustee hereunder (whether in the nature of fees, expenses, indemnification payments or reimbursement for advances) which have not been paid by or on behalf of the Company within 15 days following written notice thereof given to the Company shall bear interest at an interest rate equal to the Trustee’s announced prime rate in effect from time to time, plus four percent (4%) per annum.

The Company’s payment and indemnification obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(h) or (i), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Section 9.8             Replacement of Trustee.

The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company as soon as practicable shall remove the Trustee if:

(a)           the Company becomes aware that the Trustee fails to comply with Section 9.10;

(b)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a receiver or public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.7.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 9.9             Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or company, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 9.10           Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent released annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 9.11           Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE X
DISCHARGE OF INDENTURE

Section 10.1           Discharge of Liability on Securities.

When (a) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (b) all Outstanding Securities have become due and payable (whether at the Stated Maturity or upon acceleration, or on any Redemption Date, or with respect to any Repurchase Date or Fundamental Change Repurchase Date, or upon conversion) and the Company deposits with the Paying Agent or Conversion Agent cash, Common Stock or Reference Property, as applicable, sufficient to pay all amounts due and owing on all Outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 10.2           Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such cash or securities for that period commencing after the return thereof.

ARTICLE XI
AMENDMENTS

Section 11.1           Without Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:

(a)           provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII;

(b)           add to the covenants of the Company for the benefit of the Holders of Securities;

(c)           surrender any right or power herein conferred upon the Company by the Indenture;

(d)           provide for a successor Trustee with respect to the Securities;

(e)           provide for issuance of the Securities in coupon form;

(f)            make provision with respect to the conversion rights of Holders of the Securities in accordance with this Indenture in connection with a reclassification, consolidation, combination, merger or sale of all or substantially all of the Company’s property and assets;

(g)           cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action does not adversely affect the interests of the Holders of Securities and further provided, however, that any change to conform this Indenture to the description of the Securities contained in any offering memorandum or registration statement with respect to the Securities shall be deemed not to adversely affect the interests of the Holders of the Securities;

(h)           add any additional Events of Default with respect to all or any of the Securities;

(i)            secure the Securities;

(j)            increase the Conversion Rate or reduce the Conversion Price; provided, however, that such increase in the Conversion Rate or reduction in the Conversion Price, as the case may be, is in accordance with the terms of this Indenture or shall not adversely affect the interests of the Holders of Securities;

(k)           supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities, provided that such change or modification does not adversely affect the interests of the Holders of the Securities;

(l)            make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action does not adversely affect the interests of the Holders of Securities in any material respect;

(m)          make any changes or modifications necessary to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; and

(n)           add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not adversely affect the interests of the Holders of Securities.

Section 11.2           With Consent of Holders.

Except as provided below in this Section 11.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent or affirmative vote of the Holders of not less than a majority of the principal amount of the Outstanding Securities.

Without the written consent or the affirmative vote of each Holder of Securities affected thereby (in addition to the written consent or the affirmative vote of the Holders of at least a majority of the principal amount of the Outstanding Securities), an amendment or waiver under this Section 11.2 may not:

(a)           change the maturity of the principal amount of or the payment date of any installment of interest or Liquidated Damages Amount, if any, on, any Security;

(b)           reduce the principal amount of, or rate of interest or Liquidated Damages Amount, if any, on, or Redemption Price, Repurchase Price or Fundamental Change Repurchase Price of, any Security;

(c)           adversely affect the right of Holders of the Securities to convert such Securities as provided in Article XII;

(d)           alter the manner of calculation or rate of accrual of interest or Liquidated Damages Amount, if any, on or the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price of, any Security or extend the time for payment of any such amount;

(e)           impair the right of any Holder to institute suit for the enforcement of any repurchase of, payment on or with respect to, or conversion of, any Security, including any payment on or after the stated maturity of the Securities, in the case of redemption, on or after the Redemption Date, or in the case of repayment at the option of the Holder, on or after the Repurchase Date or Fundamental Change Repurchase Date;

(f)            modify the optional redemption provisions of Article III in a manner that adversely affects the Holders of the Securities;

(g)           change the currency of payment of principal amount of, or interest or Liquidated Damages Amount, if any, on, or the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price of, any Security from U.S. Dollars;

(h)           adversely affect the right of Holders of the Securities to require the Company to repurchase such Securities as provided in Articles IV and V;

(i)            modify the obligation of the Company to maintain an agency in The City of New York pursuant to Section 6.5;

(j)            reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required to take specific actions under the Indenture;

(k)           reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any waiver of any past Default provided for in this Indenture; or

(l)            modify any of (a)-(k) above.

It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Nothing contained in this Section 11.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII.

Section 11.3           Compliance with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 11.4           Revocation and Effect of Consents, Waivers and Actions.

Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 11.5           Notation on or Exchange of Securities.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 11.6           Trustee to Sign Supplemental Indentures.

The Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not affect the rights, duties, liabilities, protections, privileges, indemnities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 11.7           Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE XII
CONVERSION

Section 12.1           Conversion Privilege.

(a)           Subject to the conditions described in Sections 12.1 (a)(i), (ii) and (iii) below, and upon compliance with the provisions of this Article XII, a Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security at any time prior to 5:00 p.m., New York City time, on the scheduled Trading Day immediately preceding June 15, 2011 at a rate (the “Conversion Rate”) of 14.1328 shares of Common Stock (subject to adjustment by the Company as provided in Section 12.4) per $1,000 principal amount Security (the “Conversion Obligation”) under the circumstances and during the periods set forth below. On and after June 15, 2011, regardless of the conditions described in Sections 12.1(a)(i), (ii) and (iii) below, and upon compliance with the provisions of this Article XII, a Holder of a Security shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security at any time prior to 5:00 p.m., New York City time on the scheduled Trading Day immediately preceding the Stated Maturity.

(i)            The Securities shall be convertible prior to June 15, 2011, during any fiscal quarter (beginning after the quarter ending June 30, 2006) if the Last Reported Sale Price of the Common Stock for at least 20 consecutive Trading Days in a period of 30 consecutive Trading

Days ending on the last Trading Day of the immediately preceding fiscal quarter exceeds 130% of the Conversion Price in effect on the last Trading Day of such preceding fiscal quarter. The Conversion Agent will determine on the Company’s behalf at the beginning of each calendar quarter commencing at any time after June 30, 2006 through the calendar quarter ending June 30, 2011 whether the Securities are convertible as a result of the price of the Common Stock pursuant to this section and will notify the Company and the Trustee if the Securities are so convertible.

(ii)           The Securities shall be convertible prior to June 15, 2011, during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities for each day of such Measurement Period was less than 97% of the product of the Last Reported Sale Price of the Common Stock on such date and the Conversion Rate on such date, all as determined by the Trustee. The Trustee shall have no obligation to determine the Trading Price of the Securities unless requested by the Company to do so in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price of the Securities would be less than 97% of the product of (a) the then-applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price at such time, at which time the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Security is greater than or equal to 97% of the product of (a) the then-applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price on such date. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Securities is greater than 97% of the product of (a) the then-applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price on such date, the Company shall so notify the Holders.

(iii)          The Securities shall be convertible prior to June 15, 2011 as provided in Sections 12.1(b), (c), (d), and (e).

(b)           In the event that the Company elects to:

(i)            distribute to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at a price less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or

(ii)           distribute to all or substantially all holders of Common Stock, assets or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the day immediately preceding the date of declaration of such distribution, then, in either case, holders may surrender the Securities for conversion at any time on and after the date that the Company provides notice to holders referred to in the next sentence until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify holders of any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right no later than the 35th Business Day prior to the Ex-Dividend Date for such distribution.

(c)           If the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, then the holders shall have the right to convert Securities at any time beginning 15 calendar days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date that is 15 calendar days after the date that is the effective date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change to which the provisions of Section 12.1(d) shall apply. The Company will notify holders of Securities at least 20 calendar days prior to the anticipated effective date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company and posted on its web site not later than two Business Day prior to such 15th day.

(d)           If the Company is a party to any transaction or event that constitutes a Fundamental Change, a holder may surrender Securities for conversion at any time from and after the 30th scheduled Trading Day prior to the anticipated effective date of such transaction or event until the related Fundamental Change Repurchase Date and, upon such surrender, the holder shall be entitled to the increase in the Conversion Rate, if any, specified in Section 12.l(f). The Company shall give notice to all record Holders and the Trustee of the Fundamental Change no later than 30 scheduled Trading Days prior to the anticipated effective date of the Fundamental Change.

(e)           If the Company has called a Security for redemption pursuant to Article III hereof, the Holders shall have the right to convert such Security at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date.

(f)            (i)            If a Holder elects to convert Securities in connection with a Fundamental Change that occurs prior to June 15, 2011, the Conversion Rate applicable to each $1,000 principal amount of Securities so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Settlement of Securities tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 12.2(d) below. For purposes of this Section 12.1(f), a conversion shall be deemed to be “in connection” with a Fundamental Change to the extent that such conversion is effected during the time period specified in Section 12.1(d) (regardless of whether the provisions of clause (a)(i), (a)(ii), (b), (c) or (e) of this Section 12.1 shall apply to such conversion).

(ii)           The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (l) the Stock Price is greater than $200.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 12.4), no Additional Shares will be added to the Conversion Rate, and (2) the Stock Price is less than $45.65 per share (subject to adjustment in the same manner as set forth in Section 12.4), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 21.5498 per $1,000 principal amount of Securities (subject to adjustment in the same manner as set forth in Section 12.4).

(iii)          The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 12.4 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

Section 12.2           Conversion Procedure.

(a)           (i)            Subject to Section 12.2(a)(ii), the Company will satisfy the Conversion Obligation with respect to each $1,000 principal amount of Securities tendered for conversion in cash and shares of fully paid Common Stock, if applicable, by delivering as promptly as practicable following the end of the Conversion Reference Period:

(A)          Cash in an amount equal to the lesser of (A) $1,000 and (B) the Conversion Value (the “Required Cash Amount”), and

(B)           if the Conversion Value is greater than $1,000, a number of shares of Common Stock (the “Remaining Shares”), equal to the sum of the Daily Share Amounts for each of the thirty consecutive Trading Days in the Conversion Reference Period, subject to the right of the Company to deliver cash in lieu of all or a portion of such Remaining Shares as described below.

(ii)           Notwithstanding Section 12.2(a)(i), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Securities tendered for conversion to which Additional Shares shall be added to the Conversion Rate as set forth in Section 12.1(f) pursuant to this Section 12.2(a)(ii).

(A)          If the last day of the applicable Conversion Reference Period related to Securities surrendered for conversion is prior to the third Trading Day preceding the Effective Date of the Fundamental Change, the Company will satisfy the related Conversion Obligation with respect to each $1,000 principal amount of Securities tendered for conversion by delivering the cash and shares of Common Stock, if any, (based on the Conversion Rate, but without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 12.1(f)) on the third Trading Day immediately following the last day of the applicable Conversion Reference Period. As soon as practicable following the Effective Date of the Fundamental Change, the Company will deliver the increase in such amount of cash and Reference Property in lieu of shares of Common Stock, if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Conversion Reference Period (and based upon the related daily Volume Weighted Average Price prices during such Conversion Reference Period).

(B)           If the last day of the applicable Conversion Reference Period related to Securities surrendered for conversion is on or following the third scheduled Trading Day preceding the Effective Date of such Fundamental Change, the Company will satisfy the Conversion Obligation with respect to each $1,000 principal amount of Securities tendered for conversion (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 12.l(f) above) on the later to occur of (1) the Effective Date of the Fundamental Change and (2) the third Trading Day immediately following the last day of the applicable Conversion Reference Period.

(b)           By 5:00 p.m., New York City time, on the Trading Day prior to the first Trading Day of the applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”) and will notify the Holder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”).  If the Company elects to specify a Cash Percentage, (x) the amount of cash that the Company will deliver in respect of each Trading Day in the applicable Conversion Reference Period, in addition to the Required Cash Amount, will equal the product of:  (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day, and (iii) the Volume Weighted Average Price of the Common Stock for such Trading Day (provided that after the consummation of a Fundamental Change in which the consideration is comprised entirely of cash, the amount used in this clause (iii) will be the cash price per share received by holders of Common Stock in such Fundamental Change) and (y) the number of shares of Common Stock deliverable in respect of each Trading Day in the applicable Conversion Reference Period (in lieu of the full Daily Share Amount for such Trading Day pursuant to Section 12.2(a)(i)) above) will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage.  If the Company does not specify a Cash Percentage by 5:00 p.m., New York City time, on the Trading Day immediately preceding the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company will pay cash in lieu of fractional shares otherwise issuable upon conversion of such Security, pursuant to Section 12.2(k) hereof.  The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee by 5:00 p.m., New York City time, on the Trading Day immediately preceding the start of the applicable Conversion Reference Period.

(c)           Before any holder of a Security shall be entitled to convert the same as set forth above, such holder shall (1) in the case of a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 12.2(i) and, if required, pay all taxes or duties, if any, and (2) in the case of a Security issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Security (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 12.2(i), and (D) if required, pay all taxes or duties, if any. A Security shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in this Section 12.2(c).

No Notice of Conversion with respect to any Securities may be tendered by a holder thereof if such holder has also tendered a Repurchase Notice or a Fundamental Change Repurchase Notice and not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 4.3 or 5.3, as the case may be.

If more than one Security shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(d)           Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 12.2(a). The Company shall make such delivery by paying the cash amount owed to the Conversion Agent or to the Holder of the Security surrendered for conversion, or such Holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).

(e)           In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Security so surrendered, without charge to such holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(f)            If a holder submits a Security for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(g)           Except as provided in Section 12.4, no adjustment shall be made for dividends on any shares issued upon the conversion of any Security as provided in this Article.

(h)           Upon the conversion of an interest in a Global Security, the Trustee shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.

(i)            Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid interest and Additional Interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Security and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Securities are converted after 5:00 p.m., New York City time, on a record date, Holders of such Securities as of 5:00 p.m., New York City time, on the record date will receive the interest and Additional Interest, if any, payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest and Additional Interest, if any, payable on the Securities so converted; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a record date and on or prior to the corresponding Interest Payment Date, (2) for conversions following the Regular Record Date immediately preceding the final Interest Payment Date for the Securities, (3) if the Company has called the Securities for redemption or (4) to the extent of any overdue interest or Additional Interest, if any, existing at the time of conversion with respect to such Security. Except as described above, no payment or adjustment will be made for accrued interest on converted Securities.

(j)            The Person in whose name the certificate for any shares of Common Stock issued upon conversion is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Securities on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at 5:00 p.m., New York City time, on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Securities shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Securities, such Person shall no longer be a Holder.

(k)           No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of any Security or

Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Common Stock on the last day of the applicable Conversion Reference Period.

Section 12.3           [Intentionally Omitted].

Section 12.4           Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)           In case the Company shall issue shares of Common Stock as a dividend or distribution to holders of the outstanding Common Stock, or shall effect a subdivision into a greater number of shares of Common Stock or combination into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR' = CRo x	OS'
OSo

where

CRo	=	the Conversion Rate in effect immediately prior to such event;

CR'	=	the Conversion Rate in effect immediately after such event;

OSo	=	the number of shares of Common Stock outstanding immediately prior to such event; and

OS’	=	the number of shares of Common Stock outstanding immediately after such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(b)           In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock rights, warrants or convertible securities entitling them (for a period expiring within sixty (60) calendar days after the issuance thereof) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR' = CRo x	OSo+X
OSo+Y

where

CRo	=	the Conversion Rate in effect immediately prior to such event;

CR'	=	the Conversion Rate in effect immediately after such event;

OSo	=	the number of shares of Common Stock outstanding immediately prior to such event;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights, warrants or convertible securities divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Record Date (or, if earlier, the “ex-dividend date” relating to such distribution) for the issuance of such rights, warrants or convertible securities.

Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. If such rights, warrants or convertible securities are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed. To the extent that shares of Common Stock are not delivered after the expiration of such rights, warrants or convertible securities, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

In determining whether any rights, warrants or convertible securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or convertible securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 12.4(a)), evidences of its indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by Section 12.4(b) or Section 12.4(d) and distributions described below in this paragraph (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 12.4(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR' = CRo x	SPo
SPo - FMV

where

CRo	=	the Conversion Rate in effect immediately prior to such distribution;

CR'	=	the Conversion Rate in effect immediately after such distribution;

SPo	=

the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Record Date for such distribution (or, if earlier, the ex-dividend date relating to such distribution); and

FMV	=

the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution (or, if earlier, the ex-dividend date relating to such distribution).

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SPo as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Securities upon conversion, the amount of

Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.4(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SPo above.

With respect to an adjustment pursuant to this Section 12.4(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the Record Date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

CR' = CRo x	FMVo + MPo
MPo

where

CRo	=	the Conversion Rate in effect immediately prior to such distribution;

CR’	=	the Conversion Rate in effect immediately after such distribution;

FMVo	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off; and

MPo	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the ten Trading Days following any Spin-Off, references within this paragraph (c) to ten days shall be deemed replaced with such lesser number of trading days as have elapsed between such Spin-Off and the conversion date in determining the applicable Conversion Rate.

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.4 (and no adjustment to the Conversion Rate under this Section 12.4 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 12.4(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.4 was made, (l) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 12.4(c), Section 12.4(a) and Section 12.4(b), any dividend or distribution to which this Section 12.4(c) is applicable that also includes shares of Common Stock to which Section 12.4(a) applies or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.4(a) or Section 12.4(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 12.4(b) applies (and any Conversion Rate adjustment required by this Section 12.4(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 12.4(a) and Section 12.4(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the Record Date” and “the date fixed for such determination” within the meaning of Section 12.4(a) and Section 12.4(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such event” within the meaning of Section 12.4(a).

(d)           In case the Company shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR' = CRo x	SPo
SPo-C

where

CRo	=	the Conversion Rate in effect immediately prior to the Record Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

SPo	=

the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the Record Date for such distribution (or, if earlier, the ex-dividend date relating to such distribution); and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SPo as above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section l2.4(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section l2.4(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e)           In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be based on the following formula:

CR’ = CRo x	AC + (SP’ x OS’)
OSo x SP’

where

CRo	=	the Conversion Rate in effect on the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OSo	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to become effective immediately prior to the opening of business on the day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. No adjustment to the Conversion Rate will be made if the application of the foregoing formulae would result in a decrease in the Conversion Rate.

(f)            For purposes of this Section 12.4 the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)           In addition to those required by clauses (a), (b), (c), (d), and (e) of this Section 12.4, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Security at his last address appearing on the registration books of the Registrar a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)           All calculations and other determinations under this Article XII shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 12.4. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a Fundamental Change, upon any call of the Securities for redemption or upon maturity.

(i)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at his last address appearing on the registration books of the Registrar, within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)            In any case in which this Section 12.4 provides that an adjustment shall become effective immediately after (l) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 12.4(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 12.4(b), or (4) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 12.4(e) (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 12.4. For purposes of this Section 12.4(j), the term “Adjustment Event” shall mean:

(i)            in any case referred to in clause (l) hereof, the occurrence of such event,

(ii)           in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii)          in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv)          in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(k)           For purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 12.5           Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Securities from time to time as such Securities are presented for conversion.

Section 12.6           Effect of Reclassification, Consolidation, Merger or Sale.

If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:

(a)           the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 11.1 providing that notwithstanding the provisions of Section 12.2, and subject to the provisions of Section 12.1, the Conversion Value with respect to each $1,000 principal amount of Securities converted following the effective date of any Merger Event, shall be calculated based on the kind and amount of cash, securities or other property (collectively, “Reference Property”) received upon the occurrence of such Merger Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event; provided that if the Merger Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock.

(b)           If the Conversion Value of the Securities shall be based on Reference Property as set forth above, the Company’s obligation to deliver the consideration described in Section 12.1 with respect to each $1,000 principal amount of Securities tendered for conversion after the effective date of any such Merger Event, shall, notwithstanding anything to the contrary set forth in Section 12.1, be settled in cash and units of Reference Property (if applicable) and the Company shall deliver, as promptly as practicable immediately following the last Trading Day of the Conversion Reference Period:

(1)           Cash in an amount equal to the Required Cash Amount, and

(2)           if the Conversion Value is greater than $1,000, (a) cash equal to the difference between the aggregate Conversion Value and $1,000, (b) an amount in Reference Property, determined as set forth in Section 12.2(b), with a fair market value, as determined by the Conversion Agent, equal to the Conversion Value less $1,000 or (c) a combination thereof, at the Company’s election, determined as set forth in Section 12.2(b); and

(3)           an amount in cash in lieu of any fractional shares of Common Stock calculated as provided in Section 12.2(k),

provided that, in each case, (x) the Conversion Value and the Daily Share Amounts, shall be determined as if the words “Volume Weighted Average Price per share of Common Stock” in the definition of each such term were replaced by the words “Volume Weighted Average Price per unit of Reference Property composed of the kind and amount of cash, securities or other property that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive”,

(y) the Volume Weighted Average Price shall be determined with respect to such a unit of Reference Property and (z) references to “Remaining Shares” and “shares of Common Stock” were instead references to “a unit of Reference Property composed of the kind and amount of cash, securities or other property that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive.”

(c)           Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such Merger Event, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(d)           The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the registration books of the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(e)           If this Section 12.6 applies to any event or occurrence, Section 12.4 shall not apply. The above provisions of this Section shall similarly apply to successive Merger Events.

(f)            In the event the Company shall execute a supplemental indenture pursuant to this Section 12.6, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

Section 12.7           Certain Covenants.

(a)           Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Securities will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

(b)           The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

(c)           The Company further covenants that if at any time the Common Stock shall be listed on any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities.

Section 12.8           Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 12.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 12.9           Notice to Holders Prior to Certain Actions.

In case:

(a)           the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 12.4; or

(b)           the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)           of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his address appearing on the registration books of the Registrar, as promptly as possible but in any event at least 20 days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 12.10         Shareholder Rights Plans. Upon conversion of the Securities, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, the associated rights issued under the Rights Plan or under any future shareholder rights plan the Company adopts unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with the Rights Plan. If, and only if, the holders receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Securities, then no other adjustment pursuant to this Article XII shall be made in connection with such shareholder rights plans.

ARTICLE XIII
MISCELLANEOUS

Section 13.1           Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA Section 318(c), such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

Section 13.2           Notices.

Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person, mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: General Counsel
Facsimile No.: (713) 513-3456

if to the Trustee:

SunTrust Bank
25 Park Place, N.E.
24th Floor
Atlanta, Georgia 30303
Attn: Corporate Trust Department
Facsimile No.: (404) 588-7335

For delivery of Securities by Holders in accordance with Section 6.5 of this Indenture:

SunTrust Bank
c/o SunTrust Robinson Humphrey Capital Markets
125 Broad Street, 3rd Floor
New York, NY 10004
Attn: Randy Brougher
Facsimile No.: (212) 801-2744

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’ s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 13.3           Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 13.4           Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if the Trustee so requests:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.5           Statements Required in Certificate or Opinion.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)           a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and has been complied with.

Section 13.6           Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.7           Rules by Trustee, Paying Agent, Conversion Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.8           Legal Holidays.

If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

Section 13.9           Governing Law; Submission to Jurisdiction; Service of Process.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company submits to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case located in the Borough of Manhattan, The City of New York and State of New York over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities. The Company waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York and State of New York, was brought in an inconvenient court and agrees not to plead or claim the same.

Section 13.10         No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

Section 13.11         Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12         Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 13.13         Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Securities.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

CAMERON INTERNATIONAL CORPORATION

By:	/s/ Franklin Myers
	Name:	Franklin Myers
	Title:	Senior Vice President and
Chief Financial Officer

SUNTRUST BANK,
As Trustee

By:	/s/ Jack Ellerin
	Name:	Jack Ellerin
	Title:	Vice President

SCHEDULE A

Stock Price

Effective Date	45.65	48.00	50.00	55.00	60.00	65.00	70.00	80.00	90.00	100.00	120.00	140.00	160.00	180.00	200.00
5/26/2006	7.4170	6.7310	6.2132	5.1367	4.3016	3.6442	3.1204	2.3545	1.8370	1.4752	1.0205	0.7581	0.5927	0.4804	0.3996
5/15/2007	7.3410	6.6175	6.0726	4.9448	4.0769	3.4003	2.8672	2.1019	1.5989	1.2571	0.8445	0.6179	0.4803	0.3893	0.3245
5/15/2008	7.2597	6.4873	5.9068	4.7107	3.7991	3.0974	2.5530	1.7915	1.3110	0.9986	0.6439	0.4635	0.3596	0.2928	0.2457
5/15/2009	7.2044	6.3621	5.7296	4.4316	3.4532	2.7132	2.1522	1.3998	0.9572	0.6911	0.4205	0.2998	0.2353	0.1946	0.1655
5/15/2010	7.2746	6.3201	5.5993	4.1151	3.0056	2.1877	1.5937	0.8660	0.5041	0.3260	0.1881	0.1407	0.1157	0.0984	0.0850
5/15/2011	7.4170	6.7005	5.8672	4.0490	2.5339	1.2518	0.1529	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

S-1

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CAMERON INTERNATIONAL CORPORATION, THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO CAMERON INTERNATIONAL CORPORATION OR ANY SUBSIDIARY THEREOF, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO SUNTRUST BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR SUCCESSOR TRUSTEE, AS APPLICABLE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR

(1)           This legend should be included only if the Security is a Global Security.

INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT(2)]

[THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](3)

(2)           This legend should be included only if the Security is a Transfer Restricted Security.

(3)           This legend should be included only if the Security is a Transfer Restricted Security.

CAMERON INTERNATIONAL CORPORATION

2.50% Convertible Senior Notes due 2026

No.	CUSIP:

Issue Date:
Principal Amount: $

CAMERON INTERNATIONAL CORPORATION, a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to                                     or registered assigns, the principal amount of                    Dollars ($ ) [‘or such lesser amount as is indicated in the records of the Trustee and the Depositary,](4) on June 15, 2026, and to pay interest thereon from May 26, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on June 15 and December 15 in each year (each, an “Interest Payment Date”), commencing on December 15, 2006, at the rate of 2.50% per annum, until the principal hereof is paid or made available for payment at June 15, 2026 or upon acceleration, or until such date on which the Securities are converted, redeemed or repurchased as provided herein, and at the rate of 2.50% per annum on any overdue principal and on any overdue installment of interest and Liquidated Damages Amount, if any. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which will be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a “Regular Record Date”). Any such interest and Liquidated Damages Amount, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a “Special Record Date”), notice thereof will be given to Holders not less than 10 days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. Dated:

May 26, 2006

CAMERON INTERNATIONAL CORPORATION

By:
Title:

(4)           This phrase should be included only if the Security is a Global Security.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: May 26, 2006

SUNTRUST BANK,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF GLOBAL SECURITY]

CAMERON INTERNATIONAL CORPORATION

2.50% Convertible Senior Notes due 2026

This Security is one of a duly authorized issue of 2.50% Convertible Senior Notes due 2026 (the “Securities”) of CAMERON INTERNATIONAL CORPORATION, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of May 26, 2006 (the “Indenture”), between the Company and SunTrust Bank, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

If this Security is redeemed pursuant to Section 5 of this Security or the Holder elects to require the Company to repurchase this Security pursuant to Section 6 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest and Liquidated Damages Amount, if any, accrued and unpaid hereon to, but not including, the applicable Redemption Date, Repurchase Date or Fundamental Change Repurchase Date will be paid to the same Holder to whom the Company pays the principal of such Security regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding the applicable Redemption Date, Repurchase Date or Fundamental Change Repurchase Date.

Interest on Securities converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date will be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Securities which will be converted after a Regular Record Date and prior to the corresponding Interest Payment Date if (i) the Company has specified a Redemption Date during the period from the close of business on any record date preceding any Interest Payment Date through and including such Interest Payment Date (ii) the Company has specified a Fundamental Change Repurchase Date following a Fundamental Change Event that is during the period from the close of business on any record date preceding any Interest Payment Date through and including such Interest Payment Date, or (iii) any overdue interest exists at the time of conversion with respect to the Securities converted, but only to the extent of the amount of such overdue interest, or (iv) such Interest Payment Date is the final Interest Payment Date.

Upon conversion of this Security, the Company will pay accrued and unpaid Liquidated Damages Amount, if any, to but not including the date of conversion to the Holder delivering the Security for conversion.

Except as otherwise stated herein, any reference herein to interest accrued or payable as of any date shall include any Liquidated Damages Amount accrued or payable on such date as provided in the Registration Rights Agreement.

2.             Method of Payment.

Payment of the principal of and interest and Liquidated Damages Amount, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, as permitted in the Indenture. The Holder must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest and Liquidated Damages Amount, if any, on Certificated Securities will be made by check mailed to the address of the Person entitled thereto as such address appears in the

Register. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.             Paying Agent, Registrar and Conversion Agent.

Initially, SunTrust Bank will act as Paying Agent and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or Conversion Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or Conversion Agent.

4.             Indenture.

The Securities are general unsecured obligations of the Company. The Indenture does not limit the amount of the Securities or other indebtedness of the Company, secured or unsecured.

5.             Redemption at the Option of the Company.

The Company may, at its option, redeem the Securities for cash at any time as a whole, or from time to time in part, on or after June 20, 2011, at a redemption price equal to 100% of the principal amount of Securities to be redeemed plus any accrued and unpaid interest and Liquidated Damages Amount, if any, on those Securities to, but not including, the Redemption Date.

Notice of redemption pursuant to this Section of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If cash sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, then on such Redemption Date interest and Liquidated Damages Amount, if any, cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in multiples of $1,000 of principal amount.

6.             Repurchase By the Company at the Option of the Holder or Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder on June 15, 2011, June 15, 2016 and June 15, 2021 in multiples of $l,000 at a repurchase price equal to 100% of the principal amount of those Securities plus accrued and unpaid interest and Liquidated Damages Amount, if any, to, but not including, such Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding such Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be repurchased with respect to a Repurchase Date or Fundamental Change Repurchase Date, as the case may be, has been deposited with the Paying Agent, at 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, immediately after the Repurchase Date or Fundamental Change Repurchase Date, as applicable, such Securities will cease to be outstanding and interest and Liquidated Damages Amount, if any, on such Securities will cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price upon surrender of such Security.

7.             Conversion.

Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 12.1 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Security (or any portion of the principal amount thereof that is $1,000 or a multiple of $1,000), into cash and, to the extent the Conversion Value of such Security is greater than $1,000, cash, fully paid and nonassessable shares of Common Stock, or a combination thereof, at the option of the Company as described in the Indenture.

A Security in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Notice or Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 14.1328 shares per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture.

To surrender a Security for conversion, a Holder must, (1) in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which the Holder hereof is not entitled under the Indenture and, if required, pay all taxes or duties, if any, and (2) in the case of Certificated Securities, (i) surrender the Security to the Conversion Agent duly endorsed to the Company or in blank, (ii) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (iii) if required, pay funds equal to the interest payable on the next Interest Payment Date to which the Holder hereof is not entitled under the Indenture, and (iv) if required, pay all taxes and duties, if any.

No fractional share of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

No payment or adjustment will be made for accrued and unpaid interest or dividends on the shares of Common Stock, except as provided in the Indenture. Accrued and unpaid Liquidated Damages Amount, if any, to but not including the date of conversion shall be paid to the Holder that delivers the Security for conversion.

If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination of the Company with another corporation as a result of which all the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or a combination thereof) with respect to or in exchange for all of their Common Stock, (ii) reclassifies or changes the shares of Common Stock or (iii) conveys, transfers or leases its properties and assets as, or substantially as, an entirety to any person, the right to convert a Security into cash and shares of Common Stock, if any, may be changed to a right to convert a Security into cash and the kind and amount of shares of stock and other securities or property or assets, if any, which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Holder converted its Security into Common Stock immediately prior to such transaction, in each case, in accordance with the Indenture.

8.             Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

9.             Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes. Notwithstanding anything else herein contained, neither the Company nor the Trustee shall have any responsibility or obligation with respect to (a) the accuracy of the records of any Depositary or any other person with respect to any ownership interest in the Global Securities, (b) the delivery to any person, other than a Holder, of any notice with respect to the Global Securities, including any notice of redemption or refunding, (c) the selection of the particular portions of Global Securities to be redeemed or refunded in the event of a partial redemption or refunding of part of the Outstanding Securities or (d) the payment to any person, other than a Holder, of any amount with respect to (i) the principal of, redemption premium, if any, or interest on the Global Securities, (ii) any Repurchase Price or Fundamental Change Repurchase Price, or (iii) any Liquidated Damages Amount.

10.           Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.           Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities.

Without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to (i) provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture, (ii) add to the covenants of the Company for the benefit of the Holders of Securities, (iii) surrender any right or power conferred upon the Company in the Indenture, (iv) provide for a successor Trustee with respect to the Securities, (v) provide for issuance of the Securities in coupon form, (vi) make provision with respect to the conversion rights of Holders of the Securities in accordance with the Indenture in connection with a reclassification, consolidation, combination, merger or sale of all or substantially all of the Company’s property and assets, (vii) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause does not adversely affect the interests of the Holders of Securities; and further provided, however that any change to conform the Indenture to the description of the Securities contained in any offering memorandum or registration statement with respect to the Securities shall be deemed not to adversely affect the interests of the Holders of the Securities, (viii) add any additional Events of Default with respect to all or any of the Securities, (ix) secure the Securities, (x) increase the Conversion Rate or reduce the Conversion Price; provided, however, that such increase in the Conversion Rate or reduction in the Conversion Price is in accordance with the terms of the Indenture or shall not adversely affect the interest of the Holders of Securities, (xi) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities, provided that such change or modification does not adversely affect the interests of the Holders of the Securities, (xii) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause does not adversely affect the interests of the Holders of Securities in any material respect, (xiii) make any changes or modifications necessary to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, and (xiv) add or modify any other provisions in the Indenture with respect to matters or questions arising thereunder which the Company and the Trustee may deem necessary or desirable and which would not adversely affect the interests of the Holders of Securities.

12.           Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Significant Subsidiaries occurs and is continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Significant Subsidiaries, the principal of all the Securities shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

13.           Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.           Calculations in Respect of Securities.

The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Trading Price of the Securities, Last Reported Sale Price, number of shares of Common Stock or Reference Property issuable upon conversion, if any, and the amounts of interest and Liquidated Damages Amount, if any, on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee has no duty to determine when such calculations should be made, how they should be made or what the calculations should be and shall not suffer any liability as a result thereof.

15.           No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

16.           Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

17.           Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.           INDENTURE TO CONTROL; GOVERNING LAW.

IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS SECURITY AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: General Counsel
Facsimile No.: (713) 513-3456

19.           Registration Rights.(5)

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of May 26, 2006, between the Company and the Initial Purchasers named therein, including, in certain circumstances, the receipt of Liquidated Damages Amount upon a registration default (as defined in such agreement).

(5)           This section shall be deleted from any Securities that are not Transfer Restricted Securities.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

CONVERSION NOTICE

To convert this Security into shares of Common Stock of the Company, check the box ☐;

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

Your signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

TRANSFER CERTIFICATE(6)

Re: 2.50% Convertible Senior Notes due 2026 (the “Securities”)
of Cameron International Corporation (the “Company”)

This certificate relates to $            principal amount of Securities owned in (check applicable box)

☐ book-entry or	☐definitive form by	(the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Sections 2.6 and 2.12 of the Indenture dated May 26, 2006 between the Company and SunTrust Bank, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐                                    Such Security is being transferred pursuant to an effective registration statement under the Securities Act; or Such Security is being transferred to the Company or a Subsidiary; or

☐                                    Such Security is being transferred inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act; or

☐                                    Such Security is being transferred inside the United Stated to an “institutional accredited investor” that prior to such transfer has furnished to SunTrust Bank as Trustee (or a successor trustee, as applicable) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (in the form obtained from such Trustee or successor trustee, as applicable); or

☐                                    Such Security is being transferred outside the United States in compliance with Rule 904 under the Securities Act; or

☐                                    Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) under the Securities Act; or

☐                                    Such Security is being acquired for the Transferor’s own account, without transfer;

(6)           This certificate should only be included if this Security is a Transfer Restricted Security.

and unless the Such Security is being transferred to the Company or a Subsidiary box is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act.

DATE:
Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

EXHIBIT B
[FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CAMERON INTERNATIONAL CORPORATION, THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO CAMERON INTERNATIONAL CORPORATION OR ANY SUBSIDIARY THEREOF, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO EQUISERVE TRUST COMPANY N.A., AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]

B-1

EXHIBIT C

[Form of Repurchase Notice]

             , 200

[address]

Re:                               Cameron International Corporation (the “Company”)
2.50% Convertible Senior Notes due 2026

This is a Repurchase Notice as defined in Section 4.1 of the Indenture dated as of May 26, 2006 (the “Indenture”) between the Company and SunTrust Bank, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 4.1 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Repurchase Date pursuant to the terms and conditions specified in the Securities and the Indenture.

Signed:

C-1

EXHIBIT D

[Form of Fundamental Change Repurchase Notice]

SunTrust Bank	, 200

[address]

Re:                               Cameron International Corporation (the “Company”)
2.50% Convertible Senior Notes due 2026

This is a Fundamental Change Repurchase Notice as defined in Section 5.1 of the Indenture dated as of May 26, 2006 (the “Indenture”) between the Company and SunTrust Bank, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 5.1 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and the Indenture.

Signed:

D-1